Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS THIRD QUARTER & NINE MONTH 2010 RESULTS

Newport Beach, CA – November 3, 2010 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the three and nine month periods ended September 30, 2010.

Fiscal 2010 Third Quarter Financial Highlights – versus Fiscal 2009 Third Quarter:

•	Net sales were $68.3 million compared to $66.4 million.

•	Net income was $3.6 million compared to $2.1 million.

•	Earnings per diluted share were $0.13 versus $0.08.

Fiscal 2010 Nine Month Financial Highlights – versus Fiscal 2009 Nine Month Results:

•	Net sales were $167.1 million compared to $158.5 million.

•	Net income was $7.1 million compared to $2.8 million.

•	Earnings per diluted share were $0.26 versus $0.10.

Eric Wintemute, President and CEO of American Vanguard, stated: “We are pleased to report continuing improvement in our 2010 performance as stronger end-use demand and rising commodity prices have created a more attractive market this year. American Vanguard has already benefited from increased acreage in domestic cotton, where our strong market position in insecticides and harvest defoliants, have contributed significantly to our third quarter results. Similarly, we are poised to take advantage of a bullish corn market with our many soil insecticides and Impact® herbicide over the next few quarters.”

Mr. Wintemute continued: “During the current period, we have continued our emphasis on operational and financial discipline by restraining inventory level and maintaining a strong focus on control of overall debt levels which are more than $27 million lower than the same time one year ago. More importantly, we recorded improved financial performance despite the stop sale order that has halted domestic sales of our leading fungicide PCNB. Obviously, we would have had even stronger results in the quarter had the stop sale order been removed. We continue to do everything in our power to obtain relief so that we can resume domestic sales of what we continue to believe is a safe, economical and effective specialty product.”

Mr. Wintemute concluded: “Our entire organization is focused on market penetration, product profitability, operating efficiency, cost/expense management and maintaining balance sheet strength. Following on the heals of our acquisition of the cotton defoliant Def® from Bayer CropScience and the distribution agreement that we secured for the soil fumigant Basamid®, our Business Development team continues to pursue several product acquisition opportunities that could add significantly to our portfolio offering in future periods. We believe that we are well positioned to capitalize on improving market conditions.”

Conference Call

Eric Wintemute, President & CEO and David T. Johnson, CFO, will conduct a conference call focusing on the financial results at 12:00 pm ET / 9:00 am PT on Wednesday, November 3, 2010. Interested parties may participate in the call by dialing (201) 689-8349 – please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in the conference call referenced in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati
williamk@amvac-chemical.com	Lcati@equityny.com
(212) 836-9611

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Number in thousands except per share data)

(Unaudited)

	For the three months ended September 30		For the nine months ended September 30
	2010	2009	2010	2009
Net sales	$68,256	$66,371	$167,140	$158,493
Cost of sales	42,880	45,007	103,607	102,154

Gross profit	25,376	21,364	63,533	56,339
Operating expenses	18,976	17,470	49,780	49,570

Operating income	6,400	3,894	13,753	6,769
Interest expense	766	825	2,480	2,622
Interest capitalized	(49)	(12)	(98)	(38)

Income before income taxes	5,683	3,081	11,371	4,185
Income tax expense	2,072	984	4,290	1,393

Net income	$3,611	$2,097	$7,081	$2,792

Earnings per common share—basic	$.13	$.08	$.26	$.10

Earnings per common share—assuming dilution	$.13	$.08	$.26	$.10

Weighted average shares outstanding—basic	27,398	27,124	27,362	27,071

Weighted average shares outstanding—assuming dilution	27,663	27,609	27,643	27,660

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Number in thousands, except per share data)

	September 30, 2010	Dec. 31, 2009
	(Unaudited)	(Note)
Current assets:
Cash and cash equivalents	$1,044	$383
Receivables:
Trade, net of allowance for doubtful accounts of $475 and $636, respectively	63,321	40,681
Other	595	382

	63,916	41,063

Inventories	78,955	72,512
Prepaid expenses	1,936	2,143
Income tax receivable	1,748	4,132

Total current assets	147,599	120,233
Property, plant and equipment, net	40,542	39,196
Intangible assets	86,675	86,973
Other assets	7,346	8,866

	$282,162	$255,268

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current installments of long-term debt	$8,528	$8,528
Accounts payable	25,870	11,958
Accrued program costs	29,705	27,188
Accrued expenses and other payables	5,338	3,762

Total current liabilities	69,441	51,436
Long-term debt, excluding current installments	46,110	45,432
Other long-term liabilities	59	192
Deferred income taxes	5,121	5,121

Total liabilities	120,731	102,181

Commitments and contingent liabilities
Stockholders’ Equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 29,659,478 shares at September 30, 2010 and 29,575,562 shares at December 31, 2009	2,966	2,958
Additional paid-in capital	42,839	41,529
Accumulated other comprehensive income (loss)	(979)	(1,743)
Retained earnings	119,758	113,496

	164,584	156,240
Less treasury stock, at cost, 2,260,996 shares at September 30, 2010 and December 31, 2009	(3,153)	(3,153)

Total stockholders’ equity	161,431	153,087

	$282,162	$255,268

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Numbers in thousands, except share data)

For The Nine Months Ended September 30, 2010 and 2009

(Unaudited)

Increase (decrease) in cash	2010	2009
Cash flows from operating activities:
Net income	$7,081	$2,792
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed and intangible assets	8,208	8,060
Amortization of other long-term assets	2,418	2,064
Stock-based compensation expense related to stock options and employee stock purchases	832	895
Changes in assets and liabilities associated with operations:
Increase in receivables	(22,853)	(4,715)
Increase in inventories	(6,443)	(8,849)
Increase in prepaid expenses and other assets	(691)	(2,281)
Increase in accounts payable	14,559	2,351
Increase in other current liabilities	5,796	4,033

Net cash provided by operating activities	8,907	4,350

Cash flows from investing activities:
Capital expenditures	(6,256)	(3,746)
Intangible expenditures	(3,000)	—

Net cash used in investing activities	(9,256)	(3,746)

Cash flows from financing activities:
Net borrowings under line of credit agreement	7,200	3,000
Principal payments on long-term debt	(6,522)	(3,080)
Proceeds from the issuance of common stock (sale of stock under ESPP)	486	468
Payment of cash dividends	(271)	(1,341)

Net cash provided (used) by financing activities	893	(953)

Net increase (decrease) in cash	544	(349)
Cash and cash equivalents at beginning of period	383	1,229
Effect of exchange rate changes on cash	117	21

Cash and cash equivalents as of September 30,	$1,044	$901